UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
11700 Plaza America Drive, Suite 1010
Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 6, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders (“Annual Meeting”) of ICO Global Communications (Holdings) Limited, a Delaware corporation (“Company” or “ICO”). The meeting will be held on Friday, June 6, 2008 at 10:00 a.m. local time at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia 20190 for the following purposes:

(1)	To elect 9 directors to serve for the ensuing year and until their successors are elected.
(2)	To ratify the selection by the Audit Committee of the Board of Directors of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2008.
(3)	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s annual report for the year ended December 31, 2007 is also enclosed.

The record date for the Annual Meeting is April 15, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 6, 2008. You may access an electronic, searchable copy of the Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2007 at: http://bnymellon.mobular.net/bnymellon/icog.

By Order of the Board of Directors

John L. Flynn
Secretary

Reston, Virginia
April 25, 2008

You are cordially invited to attend the meeting in person. Registration and seating will begin at 9:30 a.m. local time. Stockholders will be asked to sign-in and may be asked to provide valid photo identification. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

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ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
11700 Plaza America Drive, Suite 1010
Reston, Virginia 20190

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

June 6, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (“Board of Directors”) of ICO Global Communications (Holdings) Limited (“Company” or “ICO”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders (“Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 25, 2008 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2008 (“Record Date”) will be entitled to vote at the Annual Meeting. On this Record Date, there were 145,431,083 shares of Class A common stock outstanding and entitled to vote (one vote per share) and 53,660,000 shares of Class B common stock outstanding and entitled to vote (ten votes per share).

Stockholders of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with ICO’s transfer agent, Mellon Investor Services LLC (“BNY Mellon”), then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of 9 directors; and
•	Ratification of the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2008.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•	To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 5, 2008, the day prior to the Annual Meeting, to be counted.
•	To vote on the Internet, go to http://www.proxyvoting.com/icog to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 PM Eastern Time on June 5, 2008, the day prior to the Annual Meeting, to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from ICO. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. You may contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you will have one vote for each share of Class A common stock you own as of the Record Date and ten votes for each share of Class B common stock you own as of the Record Date.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all 9 nominees for director, and “For” the ratification of the selection of the independent registered public accounting firm of Deloitte & Touche LLP as independent auditor of the Company for its fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be included in next year’s proxy materials, your proposal must be submitted in writing by December 26, 2008 to ICO’s Corporate Secretary at 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190.

A stockholder proposal or nomination for director that will not be included in next year’s proxy materials, but that a stockholder intends to present in person at next year’s Annual Meeting, must comply with the notice, information and consent provisions contained in the Company’s Bylaws. In part, the Bylaws provide that to timely submit a proposal or nominate a director you must do so by submitting the proposal or nomination in writing, which must be delivered to or mailed and received by the Company’s Corporate Secretary at the Company’s principal executive offices no later than the close of business on April 7, 2009 (60 days prior to the first anniversary of the 2008 Annual Meeting Date) nor earlier than the close of business on March 8, 2009 (90 days prior to the first anniversary of the 2008 Annual Meeting date). However, if the date of the meeting is changed by more than 30 days from such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the earlier of the 7th day following the date on which notice of the date of the meeting was mailed or a public announcement of the meeting was made. The Company’s Bylaws contain additional requirements to properly submit a proposal or nominate a director. If you plan to submit a proposal or nominate a director, please review the Company’s Bylaws carefully. You may obtain a copy of the Company’s Bylaws by mailing a written request to the Corporate Secretary of ICO at 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190 or by visiting the Company’s website at www.ico.com.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Currently under the Nasdaq regulations, the election of directors and the ratification of the selection of independent registered public accounting firms are considered routine matters for which brokerage firms may vote shares for which they have not received voting instructions.

How many votes are needed to approve each proposal?

•	For Proposal No. 1, Election of Directors, the 9 nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.
•	To be approved, Proposal No. 2, Ratification of the Selection by the Audit Committee of the Board of Directors of the Independent Registered Public Accounting Firm of Deloitte & Touche LLP as Independent Auditor, must receive “For” votes from the holders of a majority of shares present in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding shares representing a majority of the combined voting power of the outstanding Class A common stock and Class B common stock are present at the meeting in person or represented by proxy. On the Record Date, there were 145,431,083 of Class A common stock outstanding and 53,660,000 shares of Class B common stock outstanding. Thus, holders of shares representing 341,015,542 votes must be present in person or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors consists of 9 directors. There are 9 nominees for director this year. Each director to be elected will hold office until the next Annual Meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. The Company encourages nominees for directors and directors to attend the Annual Meeting. Seven of the directors attended the 2007 Annual Meeting of Stockholders. Pursuant to the terms of our Board Compensation Policy, each current and future board member that is independent as determined by NASD Marketplace Rule 4350(d)(2) receives $30,000 per year cash compensation for board service, plus additional stock options for committee service as determined by the full board, as described in more detail in the section entitled “Director Compensation.”

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The 9 nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 9 nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

Name	Age	Position Held with the Company
Craig O. McCaw	58	Chairman, Board of Directors
J. Timothy Bryan	47	Director and Chief Executive Officer
Donna P. Alderman	49	Director and Consultant
Samuel L. Ginn	71	Director
Barry L. Rowan	51	Director
R. Gerard Salemme	54	Director and Consultant
H. Brian Thompson	69	Director
David Wasserman	41	Director
Benjamin G. Wolff	39	Director

The following is a brief biography of each nominee for director.

Craig O. McCaw — Director since May 2000. Mr. McCaw is currently Chairman of both the Company and ICO North America. Since 1993, Mr. McCaw has been Chairman, Chief Executive Officer, and a member of Eagle River Investments, LLC, a private company formed to focus on strategic investments in the telecommunications industry, and its affiliated companies. Mr. McCaw founded Clearwire Corporation in October 2003 and currently serves as its Chairman of the Board of Directors. Mr. McCaw was a director of Nextel Communications, Inc., from July 1995 until December 2003, and a director of XO Communications, Inc. (formerly known as NEXTLINK Communications, Inc.) (“XO”), from January 1997 until January 2002. From September 1994 to July 1997, he was also XO’s Chief Executive Officer. From 1974 to September 1994, Mr. McCaw served as Chairman and CEO of McCaw Cellular Communications, Inc., which he built into the nation’s leading provider of cellular services in more than 100 U.S. cities, until the company was sold to AT&T Corp. in August 1994. Mr. McCaw is also a Director of RadioFrame Networks, Inc.

J. Timothy Bryan — Director and Chief Executive Officer. On November 1, 2005, Mr. Bryan became the Chief Executive Officer of both the Company and ICO North America, Inc. Mr. Bryan has served on our Board of Directors since October 2001. He also served on the Boards of Open TV, Inc., a Liberty Media Corporation affiliate, the Samaritan Institute and Clearwire Corporation. From September 2003 until November 2005, Mr. Bryan was a private investor in, and consultant to, the telecommunications industry and private equity firms interested in investing in telecommunications businesses. From May 2001 until September 2003, Mr. Bryan was the Chief Financial Officer of Eagle River, Inc. Mr. Bryan previously served as President of United Pan-Europe Communications NV and as Chief Financial Officer and member of the

Office of the Chairman of UnitedGlobalCom, Inc. Prior to UnitedGlobalCom, Mr. Bryan served as Treasurer of Jones Intercable, Inc. Mr. Bryan has previously served on the Board of Directors of Nextel Communications and on the Board of Management and the Supervisory Board of UPC. Mr. Bryan is a graduate of Duke University.

Donna P. Alderman — Director since 2000. Ms. Alderman is also a Director of ICO North America and has served on the Board of Directors and numerous special committees of the Company since May 2000. Prior to that, Ms. Alderman was a founding and senior partner of Matlin Patterson Global Opportunities Fund, a private equity fund. Prior to that, she was a Managing Director of Credit Suisse First Boston and co-managed the Distressed Debt and Special Situations Group. She has held numerous senior investment and trading positions at leading investment banks, including Oppenheimer & Co. Inc., Jefferies & Company, Inc. and Bear Stearns. Ms. Alderman graduated from Vassar College and the J.L. Kellogg Graduate School of Management, EDP, at Northwestern University.

Samuel L. Ginn — Director since May 2006 and from October 2001 to April 2004. Mr. Ginn has over 43 years of experience in the telecommunications industry. Mr. Ginn was Chairman and Chief Executive Officer of AirTouch Communications, Inc. from December 1993 until its merger with Vodafone Group Public Limited Company in June 1999. Upon the Vodafone-AirTouch merger, he became Chairman of Vodafone, a position he held until May 2000. Since leaving Vodafone, he has continued to be a private investor and advisor to several startup companies in the telecommunications industry. Mr. Ginn currently serves on the Board of Directors of Chevron Corporation, Franklin Templeton Funds Board and as an advisor. Mr. Ginn is a graduate of the School of Engineering of Auburn University.

Barry L. Rowan — Director since June 2006. Barry Rowan has over 24 years of financial and operational experience in building technology and communications companies. From August 2005 until June 2006, he was Executive Vice President, Chief Financial Officer of Nextel Partners and its subsidiaries. Mr. Rowan joined Nextel Partners in August 2003 as Vice President and Chief Financial Officer, and from August 2003 to August 2004 he also served as the company’s Treasurer. From January 2002 to August 2003, he was a principal at Rowan & Company, LLC, a consulting and private investment firm, and from 1999 to 2001, Mr. Rowan was the Chief Financial Officer at Velocom, Inc., an international communications company, during which time he served as Chief Executive Officer of Vesper, the company’s Brazilian subsidiary, for six months. From 1992 until 1999, Mr. Rowan held a number of executive management positions at Fluke Corporation, including Chief Financial Officer, and Senior Vice President and Division General Manager. Mr. Rowan earned his M.B.A. from the Harvard Business School, and his B.S., summa cum laude, in Business Administration and Chemical Biology from The College of Idaho.

R. Gerard Salemme — Director since May 2002. Mr. Salemme has over 27 years of experience in the telecommunications industry. Since November 2003, he has been Executive Vice President — Strategy, Policy and External Affairs and a Director of Clearwire Corporation, a broadband wireless service provider deploying operations throughout the United States and in other countries throughout the world. He is also a Principal of Eagle River Holdings, LLC, an affiliate of Eagle River Investments, LLC. From May 1997 to June 2003, Mr. Salemme was Senior Vice President, External Affairs of XO, and, before joining XO, he was AT&T Corporation’s Vice President of Government Affairs, directing AT&T’s federal regulatory public policy organization, and overseeing AT&T’s participation in the FCC’s narrowband and broadband PCS auctions. Prior to joining AT&T, Mr. Salemme was Senior Vice President, External Affairs for McCaw Cellular Communications Inc. He also held the position of Senior Telecommunications Policy Analyst for the U.S. House of Representatives Subcommittee on Telecommunications and Finance. He also served as Chief of Staff to Congressman Ed Markey of Massachusetts. Mr. Salemme earned a B.A. in Political Science and Economics, and an M.A. in Economics, from Boston College.

H. Brian Thompson — Director since May 2007. Mr. Thompson is Executive Chairman of Global Telecom & Technology (GTT), a Multi-Network Operator headquartered in McLean, VA and continues to head his own private equity firm Universal Telecommunications, Inc. From December 2002 to June 2007, Mr. Thompson was Chairman of Comsat International (CI), one of the largest independent telecommunications operators serving all of Latin America. He also served as Chairman and Chief Executive Officer of Global TeleSystems Group, Inc. from March 1999 through September 2000, and was Chairman and CEO of LCI

Communications from 1991 until its merger with Qwest Communications International Inc. in June 1998. Mr. Thompson became Vice Chairman of the board for Qwest until his resignation in December 1998. Mr. Thompson previously served as Executive Vice President of MCI Communications Corporation from 1981 to 1990, with responsibility for the company’s eight operating divisions, including MCI International. Prior to MCI, Mr. Thompson was a management consultant with the Washington, DC offices of McKinsey & Company for nine years, where he specialized in the management of telecommunications. He currently serves as a member of the board of directors of Axcelis Technologies, Inc., Penske Automotive Group, and Sonus Networks, Inc. Mr. Thompson serves on the Executive Committee of the Global Information Infrastructure Commission, a multinational organization launched in Brussels in 1995 to chart the role of the private sector in the developing global information and telecommunications infrastructure. He also serves as a member of the Irish Prime Minister's Ireland-America Economic Advisory Board, and from January — March 1999, he served as Non-Executive Chairman of Telecom Eirann, Ireland’s incumbent telephone company. Mr. Thompson received his MBA from Harvard's Graduate School of Business, and holds an undergraduate degree in chemical engineering from the University of Massachusetts.

David Wasserman — Director since April 2002. Mr. Wasserman is a financial principal at Clayton, Dubilier & Rice, Inc., which he joined in 1998. Prior to joining CD&R, he was employed at Goldman, Sachs & Co. in the Principal Investment Area. He has also been employed by Fidelity Capital and as a management consultant. Mr. Wasserman serves on the Board of Directors of Culligan Ltd., The Hertz Corporation and ServiceMaster and formerly served as a director of Kinko’s Inc. and Covansys Corporation.

Benjamin G. Wolff — Director since September 2005. Mr. Wolff is chief executive officer and director of Clearwire Corporation, where he leads the company in providing wireless Internet services that are fast, simple, reliable and affordable. Wolff also currently serves as the president of Eagle River Holdings, Craig O. McCaw’s private investment company, which is focused on strategic investments and acquisitions in the communications industry. Prior to being promoted to his position of CEO in January 2007, Wolff served as Clearwire’s co-chief executive officer with the company’s founder, cellular pioneer Craig O. McCaw. Joining Clearwire in April 2004, Wolff has also served as Clearwire’s co-president and chief strategy officer, as well as executive vice president. Preceding his executive roles for Clearwire, Wolff was a lawyer and partner with Davis Wright Tremaine LLP. Wolff's practice focused on mergers and acquisitions, as well as corporate finance and strategic alliance transactions. While with Davis Wright Tremaine, he also co-chaired the firm's business transactions department, served on the firm's executive committee, and had primary responsibility for representing clients such as Allied Signal, Eagle River, Intel and Starbucks in various corporate and transactional matters. In 2003, Wolff was identified as one of the top 45 lawyers in the country under the age of 45 by American Lawyer magazine. In addition to serving on the board of directors of ICO Global Communications, Wolff serves on the board of directors of CTIA, the International Association for the Wireless Telecommunications Industry.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EACH NAMED NOMINEE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Controlled Company

Under the NASD Marketplace Rules, a “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. The Board of Directors has determined that the Company is a “controlled company” within the meaning of the Nasdaq Stock Market’s listing standards. The basis for the Board of Directors’ determination that the Company is a “controlled company” is the beneficial ownership of approximately 68% of the voting power of the Company’s outstanding capital stock, as of the Record Date, by Eagle River Satellite Holdings, LLC (“ERSH”). Craig O. McCaw is the sole manager and beneficial member of Eagle River Investments, LLC, which is the sole member of ERSH. As a “controlled company” under Nasdaq Global Market corporate governance requirements, ICO is exempted from complying with (1) Nasdaq’s requirement that a majority of the Board of Directors consist of independent directors, (2) Nasdaq’s requirement that the compensation of officers be determined, or recommended to the Board of Directors for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors, and (3) Nasdaq’s requirement that director nominees be selected, or recommended for the Board of Directors’ selection, by a majority of the independent directors or a nominating committee comprised solely of independent directors with a written charter or board resolution addressing the nomination process. The Company has elected to use these exemptions available to controlled companies.

Nominations Process

Because the Company qualifies as a “controlled company,” it currently does not have a Board of Directors consisting of a majority of independent directors, and the slate of nominees nominated and recommended by the Board of Directors is not comprised of a majority of independent directors. Further, due to its status as a “controlled company,” and in part as a result of the historically low turnover of its members, the Board of Directors has not established a nominating committee comprised solely of independent directors and has not adopted a nominating committee charter or a policy for the nomination of directors, other than as set out in the Company’s bylaws. In light of the Company’s status as a “controlled company” and the fact that all of the nominees for director named herein are incumbent directors, the Board of Directors approved the nomination of such nominees without a prior recommendation from a majority of the independent directors.

The Board of Directors consults with the Company’s counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditor, the Board of Directors has affirmatively determined that Mr. Ginn, Mr. Rowan, Mr. Thompson, and Mr. Wasserman are independent directors within the meaning of the applicable Nasdaq listing standards.

Meetings of the Board of Directors

The Board of Directors met four times during the last fiscal year. All directors except Mr. McCaw and Mr. Wasserman attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which they served, held during the period for which they were directors or committee members, respectively.

Information Regarding Committees of the Board of Directors

The Board of Directors has three committees: an Audit Committee, a Compensation Committee, and a Strategy Committee. The following table provides membership and meeting information for fiscal 2007 for each of the Board committees:

Name	Audit	Compensation	Strategy
Mr. Craig O. McCaw			X*
Mr. J. Timothy Bryan
Ms. Donna P. Alderman
Mr. Samuel L. Ginn	X		X
Mr. Barry L. Rowan	X*	X
Mr. R. Gerard Salemme
Mr. H. Brian Thompson	X	X*
Mr. David Wasserman
Mr. Benjamin G. Wolff
Total meetings in fiscal 2007	7	2	0

*	Committee Chairperson

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 10A(m) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Nasdaq Marketplace Rule 4250(d) to assist the Board of Directors in overseeing the Company’s accounting and financial reporting processes and system of internal controls; evaluating the qualifications and independence of the Company’s auditor; and overseeing the Independent Auditor. For this purpose, the Audit Committee performs several functions. The Audit Committee: (i) evaluates the performance of and assesses the qualifications of the independent auditor; (ii) determines and approves the engagement of the independent auditor; (iii) determines whether to retain or terminate the existing independent auditor or to appoint and engage a new independent auditor; (iv) reviews and approves the retention of the independent auditor to perform any proposed permissible non-audit services; (v) monitors the rotation of partners of the independent auditor on the Company’s audit engagement team as required by law; (vi) reviews and approves or rejects transactions between the Company and any related persons; (vii) confers with management and the independent auditor regarding the effectiveness of internal controls over financial reporting; (viii) establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and (ix) meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee is composed of three directors: Messrs. Rowan (chairman), Ginn and Thompson. The Audit Committee met seven times during the last fiscal year. The Board of Directors has adopted a written charter for the Audit Committee that is available to stockholders on the Company’s website at www.ico.com.

The Board of Directors reviewed the Nasdaq listing standards definition of independence for Audit Committee members and has determined that Messrs. Rowan, Ginn and Thompson are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined that Mr. Rowan qualifies as an “audit committee financial expert,” as defined in the applicable U.S. Securities and Exchange Commission (“SEC”) rules. The Board of Directors made a qualitative assessment of Mr. Rowan’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Compensation Committee

The Compensation Committee of the Board of Directors was established by the Board of Directors to: (i) act on behalf of the Board of Directors in fulfilling the Board of Director’s responsibilities to oversee the Company’s compensation policies, plans and programs; (ii) review and determine the compensation to be paid to the Company’s executive officers and directors; (iii) review the Compensation Discussion and Analysis (“CD&A”) with management and make a recommendation as to whether the CD&A should be included in the Company’s annual report and/or proxy statement; (iv) prepare and review the Committee report included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and (v) perform such other functions as may be deemed necessary or convenient in the efficient and lawful discharge of the foregoing.

The Compensation Committee is composed of two directors: Messrs. Thompson (chairman) and Rowan, each of whom is an independent director. The Compensation Committee met two times during the last fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.ico.com.

Compensation Committee Processes and Procedures

In accordance with its charter, the Compensation Committee meets at least one time annually and with greater frequency if necessary. The Chairman of the Committee, the Chairman of the Board of Directors or the Chief Executive Officer may call meetings. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants’ reasonable fees and other retention terms.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or was during the Company’s last fiscal year, an officer or employee of ICO, and none of the Company’s executive officers serves, or during the Company’s last fiscal year served, as a member of a compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee. No member of the Compensation Committee during the last fiscal year was formerly an officer of the Company. No executive officer of the Company serves, or during the Company’s last fiscal year served, as a director of another entity, one of whose directors sits on the Company’s compensation committee.

Strategy Committee

The Strategy Committee is available to assist the Company’s Board of Directors in shaping its business strategy as it develops our MSS/ATC System, including recommending and evaluating potential strategic partners. The Strategy Committee is composed of two directors: Messrs. McCaw (Chairman) and Ginn. The Strategy Committee did not meet during the last fiscal year.

Stockholder Communications with the Board of Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, the Company believes it has provided for the views of its stockholders to be heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, the Board of Directors may consider the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to the Company’s website. Stockholders may submit questions to the Investor Relations department by going to the Investor Relations section of the Company’s website at www.ico.com.

Code of Conduct and Ethics

The Company has adopted the ICO Global Communications (Holdings) Limited Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Conduct and Ethics is available on the

Company’s website at www.ico.com. If the Company makes any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code of Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2008, and has further directed that management submit the selection of the independent auditor for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements for the years ending 2003 through 2007. Representatives of Deloitte & Touche LLP will be available telephonically at the Annual Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditor. However, the Audit Committee of the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2007 and 2006 by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended December 31,
	2007	2006
Audit Fees(1)	$1,071,534	$879,672
Audit-related Fees	16,982	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,088,516	$879,672

(1)	Audit fees consist of fees and expenses for professional services rendered by Deloitte & Touche LLP in connection with (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q; (ii) the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and (iii) services that are normally provided in connection with statutory and regulatory filings or engagements.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. While the Audit Committee charter permits the Audit Committee to delegate pre-approval authority to subcommittees consisting of one or more individuals, the Audit Committee has not done so. To date, all pre-approval has been given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. All of the services provided by Deloitte & Touche LLP in 2007, as described under Audit Fees above, were pre-approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007 with management of the Company. The Audit Committee has discussed with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the fiscal year ended December 31, 2007. The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE

Mr. Barry L. Rowan, Chairman
Mr. Samuel L. Ginn
Mr. H. Brian Thompson

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 2

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of the Record Date by: (i) each director and nominee for director; (ii) each of the named executive officers named in the Summary Compensation Table; (iii) all named executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Class A common stock and Class B common stock.

	Class A Common Stock			Class B Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Eagle River Satellite Holdings, LLC 2300 Carillon Point, Kirkland, Washington 98033	68,056,037(3)(4)(5)		35.3%	44,360,000	82.7%
Highland Capital Management, L.P., James D. Dondero, and affiliates Two Galleria Tower 13455 Noel Road, Suite 800 Dallas, Texas 75240	37,315,272	(7)	25.7%	—	—
CDR-Satco LLC c/o Clayton, Dubilier & Rice Fund VI Limited Partnership 1403 Foulk Road, Suite 106 Wilmington, Delaware 19803	14,011,149	(6)(10)	9.6%	—	—
Mente, LLC 2365 Carillon Point, Kirkland, Washington 98033	9,300,000(5)(8)(9)		6.0%	9,300,000	17.3%
Named Executive Officers
J. Timothy Bryan+	1,260,000	(10)	*	—	—
Donna P. Alderman++	477,623	(10)	*	—	—
Craig Jorgens	709,250	(10)	*	—	—
Michael P. Corkery	20,000		*	—	—
David Bagley	195,625	(10)	*	—	—
Dennis Schmitt	111,250	(10)	*	—	—
Other Directors
Craig O. McCaw	68,415,511(2)(3)(4)(5)(10)(11)		35.5%	44,360,000	82.7%
Samuel L. Ginn	199,217	(10)	*	—	—
Barry L. Rowan	63,750	(10)	*	—	—
R. Gerard Salemme+++	699,474	(10)(11)	*	—	—
H. Brian Thompson	50,000	(10)	*	—	—
David Wasserman	14,011,149	(6)(10)	*	—	—
Benjamin G. Wolff	68,355,511(2)(3)(4)(5)(10)(11)		35.5%	44,360,000	82.7%
Directors and Executive Officers as a Group (13 persons)	86,235,349(2)(3)(4)(5)(10)(11)		44.1%	44,360,000	82.7%

*	Less than one percent of the outstanding Class A common stock.
+	J. Timothy Bryan also serves as a Director.
++	Donna P. Alderman also serves as a Director and previously served as a consultant to the Company until April 1, 2006 when she was named Executive Vice President, Corporate Development and Strategy. Effective March 31, 2008, Ms. Alderman resigned her position as Executive Vice President, Corporate Development and Strategy and became a consultant to the Company.

+++	R. Gerard Salemme also serves as a consultant to the Company.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that a person have or share voting or investment power with respect to the securities in question. Shares of common stock issuable upon the conversion of shares or the exercise of options and warrants that are exercisable or convertible within 60 days of the date of this table are deemed to be beneficially owned by the holder of such securities but are not outstanding for the purpose of computing the percentage ownership of any other stockholder. As of the Record Date, the Company had 145,431,083 shares of Class A common stock and 53,660,000 shares of Class B common stock issued and outstanding.
(2)	Includes the shares beneficially owned by Eagle River Satellite Holdings, LLC. Mr. McCaw is the sole manager and beneficial member of Eagle River Investments, LLC, which is the sole member of Eagle River Satellite Holdings, LLC. Mr. Wolff is the President of Eagle River Investments, LLC. Messrs. McCaw and Wolff have shared voting and investment power as to these shares.
(3)	Includes Class A common stock into which the Class B common stock held by Eagle River Satellite Holdings is convertible on a share-for-share basis, at the discretion of Eagle River Satellite Holdings, LLC.
(4)	Includes 3,000,000 shares of Class A common stock that Eagle River Investments, LLC may acquire, at an exercise price of $0.01 per share, upon exercise of a warrant that expires on December 12, 2012.
(5)	Holders of Class B common stock are entitled to ten votes per share on each matter submitted to a vote of stockholders, as opposed to one vote per share of Class A common stock. For Eagle River Satellite Holdings, LLC and Mente, LLC, the common stock beneficially owned represents approximately 68.2% and 13.6%, respectively, of the combined voting power of both classes of our common stock.
(6)	CDR-Satco LLC shares voting and dispositive power over the Company’s shares owned by CDR-Satco LLC with Clayton, Dubilier & Rice Fund VI Limited Partnership (“Fund VI”), CD&R Associates VI Limited Partnership (“Associates VI LP”), and CD&R Investment Associates VI, Inc. (“Associates VI, Inc.”). Fund VI is the sole member of CDR-Satco LLC. Associates VI LP is the general partner of Fund VI. Associates VI, Inc. is the general partner of Associates VI LP. As a result, each of Fund VI, Associates VI LP and Associates VI, Inc. may be deemed to be the beneficial owner of the shares owned by CDR-Satco LLC. Each of Fund VI, Associates VI and Associates VI, Inc. disclaims beneficial ownership of those shares. Mr. Wasserman is an officer of CDR-Satco LLC and an employee of Clayton, Dubilier & Rice, Inc. (“CD&R”), which acts as investment advisor to Fund VI. In addition, Mr. Wasserman is a limited partner of Associates VI LP and a director of Associates VI, Inc. Accordingly, Mr. Wasserman may be deemed to share the power to vote or to direct the vote or to dispose or direct the disposition of the shares held by CDR-Satco LLC, CD&R and Fund VI. Mr. Wasserman disclaims beneficial ownership of those shares except to the extent of his pecuniary interest therein.
(7)	Based on information contained in Form 4 filed with the SEC on March 18, 2008. Includes 37,315,272 shares of Class A common stock beneficially owned and/or held by or for the account of Highland Credit Strategies Fund (“Credit Strategies Fund”); Highland Equity Opportunities Fund (“Equity Opportunities”); Highland Multi-Strategy Onshore Master SubFund, L.L.C. (“Multi-Strategy SubFund”); Highland Multi-Strategy Fund GP, L.P. (“Multi-Strategy Fund GP”); Highland Multi-Strategy Master Fund, L.P. (“Multi-Strategy Fund”); Highland Multi-Strategy Fund GP, L.L.C. (“Multi-Strategy Fund GP LLC”) and Highland Capital Management, L.P. (“Capital Management”). Mr. Dondero may be deemed to be an indirect beneficial owner of shares of Class A Common Stock beneficially owned and/or held by or for the account or benefit of (i) Credit Strategies Fund; (ii) Equity Opportunities (iii) Multi-Strategy SubFund; (iv) Multi-Strategy Fund; (v) Multi-Strategy Fund GP; (vi) Multi-Strategy Fund GP LLC; and (vii) Capital Management. Multi-Strategy Fund is the managing member of Multi-Strategy SubFund. Multi-Strategy Fund may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Multi-Strategy SubFund. Multi-Strategy Fund GP is the general partner of Multi-Strategy Fund. Multi-Strategy Fund GP may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Multi-Strategy Fund. Multi-Strategy Fund GP LLC is the general partner of Multi-Strategy Fund GP. Multi-Strategy Fund GP LLC may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Multi-Strategy Fund GP. Capital Management serves as an investment adviser and/or manager to other persons, including Credit Strategies Fund, Equity Opportunities and Multi-Strategy SubFund. Capital Management may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of other persons, including Credit Strategies Fund, Equity Opportunities and Multi-Strategy SubFund. Strand Advisors, Inc. (“Strand”) is the general partner of Capital Management. Strand may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Capital Management. Mr. Dondero is the President and a director of Strand. Mr. Dondero may be deemed to beneficially own shares owned and/or held by and/or for the account and/or benefit of Strand. Mr. Dondero expressly disclaims beneficial ownership of shares of Class A Common Stock beneficially owned and/or held by or for the account or benefit of Credit Strategies Fund, Equity Opportunities, Multi-Strategy SubFund and Capital Management, except to the extent of the pecuniary interest therein.

(8)	William H. Gates III is the sole member of Mente, LLC. The business address for Mr. Gates is: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052.
(9)	Includes Class A common stock into which the Class B common stock held by Mente, LLC is convertible on a share-for-share basis at the discretion of Mente.
(10)	Includes beneficial ownership by Mr. Wasserman, Mr. McCaw, Mr. Rowan, Mr. Salemme, Mr. Thompson, Mr. Wolff, Mr. Ginn, Mr. Bryan, Ms. Alderman, Mr. Jorgens, Mr. Bagley, and Mr. Schmitt of 82,500, 82,500, 63,750, 322,500, 50,000, 22,500, 107,500, 1,050,000, 362,500, 384,250, 160,625, and 101,250, respectively, of Class A common stock that may be acquired within 60 days of the Record Date pursuant to options. The 82,500 shares held by Mr. Wasserman represents options granted to Clayton, Dubilier & Rice, Inc. in connection with Mr. Wasserman’s service on the Board of Directors. Mr. Wasserman disclaims any beneficial ownership with respect to these shares except to the extent of his pecuniary interest therein.
(11)	Includes 276,974 shares of Class A common stock held by Eagle River, Inc. Mr. McCaw is the sole shareholder of Eagle River Inc., Mr. Wolff is the President of Eagle River, Inc. and Mr. Salemme is the Vice President of Eagle River, Inc.

Securities Authorized for Issuance Under Equity Compensation Plans

Set forth below is information concerning our equity compensation plans, for which the Company’s common stock has been authorized for issuance, as of December 31, 2007.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Stock Awards, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Stock Awards, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders:
2000 Stock Incentive Plan as Amended and Restated effective June 15, 2007 (“Plan”)
Class A common stock options	10,514,750	$4.63
Class B common stock options	1,625,000	$4.45
	12,139,750	$4.61
Restricted Class A common stock awards(2)	1,180,000	$4.19
Subtotal	13,319,750	$4.57	6,680,250	(1)
ITGL Plan(3)	222,573	$10.91	—
Equity compensation plans not approved by security holders(4)	210,000	$4.37	—
Total	13,752,323	$4.67	6,680,250

(1)	The securities that remain available for future issuance under the Plan may be issued as either Class A common stock or Class B common stock.
(2)	Includes restricted Class A common stock awards granted to certain officers and directors in connection with the completion of the ICO North America, Inc. debt financing in 2005 and restricted Class A common stock awards granted to employees and certain consultants in 2007 to encourage the attainment of key performance targets in 2008 and retention of employees.
(3)	Under the terms of the merger with ICO Global Limited on November 28, 2001, the ICO-Teledesic Global Limited 2000 Stock Incentive Plan and all the outstanding options under the plan were assumed by the Company. All the options outstanding under the plan are exercisable for the Company’s Class A common stock. Effective December 31, 2005, the Company will not issue any further awards under the plan.
(4)	Options granted under other equity compensation plans not approved by security holders consist of the following:

Name	Number of Securities Underlying Option	Exercise Price	Expiration Date
Clayton, Dubilier & Rice, Inc.(a)	150,000	$4.25	November 14, 2015
Clayton, Dubilier & Rice, Inc.(a)	30,000	$5.85	October 1, 2016
Clayton, Dubilier & Rice, Inc.(a)	30,000	$3.50	October 1, 2017

(a)	Represents options granted to Clayton, Dubilier & Rice, Inc. in connection with David Wasserman’s service on the Board of Directors. These options vest 25% after each full year of board service, fully vesting after four years of service.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Rowan and Mr. Wolff each had one late report covering one transaction each and James Dondero, a 10% stockholder, had two reports that were late with regard to a total of three transactions. Affiliates of Mr. Dondero were also listed as reporting persons on one of these reports.

Executive Officers

The following table sets forth certain information about our executive officers, other than Mr. Bryan, whose biography is included under the section “Nominees,” including their ages as of the Record Date.

Name	Age	Position Held with the Company
J. Timothy Bryan	47	Director and Chief Executive Officer
Craig Jorgens	53	President
Michael P. Corkery	45	Executive Vice President, Chief Financial Officer
John L. Flynn	43	Executive Vice President, General Counsel and Corporate Secretary
David Bagley	49	Senior Vice President — Corporate Strategy
Robert S. Day, Jr.	49	Senior Vice President — Space Systems
Suzanne Hutchings Malloy	46	Senior Vice President — Regulatory Affairs
Dennis Schmitt	35	Senior Vice President — Finance
David Zufall	47	Senior Vice President — Network Systems

Craig Jorgens — President. Mr. Jorgens has over 16 years of experience in the telecommunications industry and has been the Company’s President since 2002. Mr. Jorgens also serves as the President of ICO North America. From 2001 until joining the Company, he was a principal in the telecommunications group at the private equity firm of Texas Pacific Group. From 1992 to 2000 he was Executive Director of Corporate Development at AirTouch Communications, one of the world’s largest wireless operators, where he was responsible for mergers and acquisitions and new business development both domestically and internationally. He also has experience in management consulting and investment banking. Mr. Jorgens is a graduate of Harvey Mudd College and graduated from Carnegie Mellon’s Graduate School of Industrial Administration.

Michael P. Corkery — Executive Vice President and Chief Financial Officer of the Company and ICO North America, Inc. He was appointed to this role on November 19, 2007. Mr. Corkery served as Chief Financial Officer of CURRENT Group, LLC from January 2006 until November 2007. From August 2002 until August 2005, Mr. Corkery was vice president of operations finance for Nextel Communications, Inc. where he led operations finance and was responsible for all decision support, financial planning and analysis activities. He previously worked for Berliner Communications, Inc., XO Communications, Inc. and AT&T Wireless Services in similar capacities. Mr. Corkery holds a Bachelor's degree in accounting from St. Bonaventure University and received an Executive Leadership Development certification from the McDonough School of Business at Georgetown University.

John L. Flynn — Executive Vice President, General Counsel and Corporate Secretary. On May 8, 2006, Mr. Flynn became the Executive Vice President, General Counsel and Corporate Secretary of the Company and ICO North America. From July 2003 until April 2006, Mr. Flynn was counsel to the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, where his practice focused primarily on communications and intellectual property law. From November 2000 until January 2003, Mr. Flynn was Vice President and Deputy General Counsel of Commerce One, Inc., a software company, where he co-managed the legal department and advised the company on corporate, regulatory and litigation matters. Mr. Flynn also served as General Counsel and

Vice President of Government Affairs of rStar Broadband Networks, Inc. and, before that, was an associate at Munger, Tolles & Olson. Mr. Flynn began his legal career by serving as a law clerk to Judge Edward R. Becker on the U.S. Court of Appeals for the Third Circuit and then to Justices Byron R. White and John Paul Stevens on the U.S. Supreme Court. Mr. Flynn graduated from Stanford University with a Bachelor’s degree in Political Science, with distinction, and a Master’s degree in International Policy Studies, and he holds his law degree, magna cum laude, from the Georgetown University Law Center.

David Bagley — Senior Vice President, Corporate Development. Mr. Bagley has been with the Company since July 2002 and has over 18 years of experience in the telecommunications industry. Mr. Bagley also serves as ICO North America’s Senior Vice President, Corporate Development. From June 2000 to June 2001, he was Vice President of Business Development for IPWireless, where he was in charge of spectrum acquisition, strategic partnering and regulatory affairs. Mr. Bagley spent four years at AirTouch and Vodafone, which acquired AirTouch in 1999. He held various Corporate Development positions working on transactions throughout the world. His most recent position was head of Corporate Development for the Americas for Vodafone. Prior to AirTouch, Mr. Bagley spent eight years at SBC Communications in finance and Corporate Development positions. Mr. Bagley holds a Bachelor’s degree in Accounting and Economics from Pacific University and a Master’s degree in International Management from Thunderbird Graduate School of International Management.

Robert S. Day, Jr. — Senior Vice President, Space Systems. Mr. Day has been with the Company for over six years and has over 25 years of telecommunications industry experience. Mr. Day serves as Senior Vice President, Space Systems for both the Company and ICO North America and is responsible for the design, procurement, deployment, and operation of the ICO North America space segment. The space segment includes the ICO North America satellite, launch vehicle, gateway, satellite control center, and satellite operations. His areas of expertise include satellite design, integration, test, launch, operations, and system engineering. Prior to joining the Company, he was the Vice President of Space Technology for Teledesic LLC. Mr. Day also spent 19 years at Hughes Space and Communications where he provided system engineering leadership or served as program manager for several major geosynchronous satellite programs. He led the integration, test, and launch team for the first HS601 satellite, and served as the Deputy Business Unit Leader for Spacecraft Design and Production at Hughes. Mr. Day holds a Bachelor’s degree in General Engineering from the University of Illinois, a Master’s degree in Mechanical Engineering from UCLA, and a certificate in Astronautical Engineering from UCLA.

Suzanne Hutchings Malloy — Senior Vice President, Regulatory Affairs. Ms. Hutchings Malloy has over 15 years of experience in the telecommunications industry. Prior to joining the Company in 2000 and until 2002, Ms. Malloy served as Senior Regulatory Counsel for Teledesic LLC, where she directed the company’s licensing and regulatory efforts among various industry and regulatory constituencies, including the FCC, the U.S. State Department, and the International Telecommunication Union (ITU). At the Company and ICO North America (serving in a similar capacity), in addition to general regulatory activities, her work has included filing a major satellite application, helping maintain and monitor global spectrum assets, and advocating for the companies and their subsidiaries in major rulemaking and adjudicatory proceedings before the FCC. She has also served on numerous U.S. delegations to regional and international spectrum management treaty conferences. She has also worked as an Attorney-Advisor at the FCC, where she participated in country-to-country treaty negotiations, World Trade Organization multilateral negotiations, and rulemaking proceedings before the Federal Communications Commission as a satellite industry expert, focusing primarily on licensing direct-to-home satellite operators. Ms. Malloy holds a Bachelor of Arts degree in History from Davidson College and graduated from Harvard Law School in 1986.

Dennis Schmitt — Senior Vice President, Finance. Mr. Schmitt has been with the Company since 2002 and has been the Company’s Senior Vice President, Finance since April 2005, having previously served as the Company’s Controller. Mr. Schmitt serves in a similar capacity for ICO North America and is responsible for several accounting and financial aspects of each company. Prior to joining the Company, he was the Assistant Controller for drugstore.com from January 2001 to July 2002, managing the SEC reporting group and all the company’s daily accounting responsibilities. His background also includes expertise in the wireless industry acquired through his time spent at Nextel International where he was responsible for the accounting of its global subsidiaries and Western Wireless where he was a member of the SEC reporting group. Mr. Schmitt holds a Bachelor’s degree in accounting from Fort Hays State University and is a Certified Public Accountant.

David Zufall — Senior Vice President, Network Systems. Mr. Zufall has been Senior Vice President, Network Systems since January 2, 2006. During the twelve years prior to joining the Company, Mr. Zufall served in a number of technical and operational capacities at Nextel Communications, Inc., including Vice President, Infrastructure Technology Development and Vice President, Network Architecture/Chief Architect. Nextel operated a nationwide digital cellular network in the United States. Mr. Zufall had responsibility for working with partners in Nextel’s strategy and marketing divisions to establish Nextel’s long-term network and technology roadmap. Mr. Zufall holds a Bachelor of Sciences degree in Electrical Engineering and an M.B.A. in Finance and International Business, both from Columbia University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The primary goals of the Company’s executive officer compensation program are to tie compensation to achievement of specified performance objectives, to attract and retain talented and dedicated executives, and to align the Company’s executive officers’ interests with those of its stockholders. The elements of this executive compensation program (some or all of which may be applicable to any particular executive) include the following: base salary, annual bonus, equity incentive compensation and other compensation. Each element is designed to achieve one or more of the Company’s goals regarding performance, retention and alignment.

While the Compensation Committee sets and oversees compensation policy for all of the Company’s executive officers and directors, this discussion and analysis is limited to compensation granted to the Company’s named executive officers.

The Company has entered into employment agreements with each of its named executive officers that, as modified by the Board of Directors, set the salary and, where applicable (currently in the case of Messrs. Schmitt and Bagley), targets for an annual discretionary bonus for the applicable calendar year.

Compensation Objectives

The Compensation Committee designs compensation packages that seek to serve the goals of performance, alignment and retention.

Performance

One goal of the Company’s executive compensation program is to reward individual performance and contributions toward Company performance over a long period of time. At this stage of its development, the Company measures its performance primarily based on achievement of key strategic goals such as the development of its satellite system and achievement of other operational milestones. The following elements of compensation are designed to achieve this goal:

•	equity incentive compensation in the form of stock options and restricted stock awards, the value of which is contingent upon the performance of the Company’s share price, and subject to vesting schedules that require continued service with the Company; and
•	in the case of Messrs. Schmitt and Bagley, a discretionary cash bonus, provided under each executive’s employment agreement, based upon individual and Company performance.

Base salary amounts and, for certain named executive officers, cash bonuses are designed to reward annual achievements based upon responsibilities, demonstrated leadership, and management experience and effectiveness. The Company does not typically provide annual cash bonuses for its most senior executive officers. Instead, the Company pays competitive salaries for these officers and provides their remaining compensation in long-term equity incentive awards.

Alignment

The Company seeks to align the interests of its named executive officers with those of its stockholders by evaluating executive performance on the basis of key operational measurements which the Company believes closely correlate to long-term stockholder value. These measurements include development of the Company’s satellite and ground systems, development of strategic relationships, furtherance of the Company’s business plan and other corporate and operational objectives. The element of compensation that most directly aligns the interests of named executive officers with stockholders is equity incentive compensation, which links a significant portion of compensation to stockholder value because the total value of those awards is tied to stock price appreciation.

Retention

The Company competes for executive talent in the telecommunications industry. To encourage retention of its named executive officers, the Company makes a substantial portion of their compensation dependent upon continued service. The Company’s equity incentive compensation awards require long-term continued service to receive any, or the maximum, payout.

Implementing the Company’s Objectives

Determining Compensation

The Compensation Committee determines compensation for named executive officers after reviewing the overall performance of the Company and evaluating executive performance during the year. The Compensation Committee evaluated executive performance based upon leadership, operational performance, responsibilities and career with the Company. Specific factors affecting compensation decisions for the Company’s named executive officers include:

•	achievement of specific operational goals for the Company, including sustained progress in furtherance of its business plan; and
•	achievement of strategic objectives such as entering into key transactions, achieving financial and other corporate goals, and pursuing technological innovation.

The Company considers competitive market compensation paid by other communications companies, but does not attempt to maintain a certain target percentile within a peer group or otherwise rely on data to determine executive compensation. The Company maintains flexibility in its compensation program and in the assessment process which enables the Company to respond to and adjust for its evolving business environment.

The Company designs the mix of compensation elements to reward recent results and to motivate long-term performance through a combination of cash and equity incentive awards. The Company also seeks to balance compensation elements that are based on operational and strategic measures with others that are based on the performance of its stock. The Company believes the most important indicator of whether its compensation objectives are being met is its ability to motivate and to retain its named executive officers on a cost-effective basis.

Management’s Role

Management coordinates the annual review of the compensation programs for all of the Company’s named executive officers. This includes an evaluation of individual and Company performance, competitive practices and trends, and various compensation issues. Based on the outcomes of this review, management makes recommendations to the Compensation Committee regarding the compensation of each of the named executive officers, other than the chief executive officer. The Compensation Committee believes that input from management provides useful information and points of view to assist the Compensation Committee in making compensation decisions. Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of the Company’s named executive officers from management, the Compensation Committee makes the final decisions as to the plan design and compensation levels for these executives.

Compensation Committee

The Compensation Committee has overall responsibility for the review, evaluation and approval of programs to ensure that they are reasonable, consistent with the Company’s stated compensation objectives and consistent with its business goals and objectives. The Board of Directors established the Compensation Committee in December 2006. The current members of the Committee are Mr. Thompson, who serves as the chairman, and Mr. Rowan.

The Compensation Committee has authority and responsibility for the review, evaluation and approval of the compensation for all of the Company’s executive officers and directors. This includes establishing compensation objectives, and policies and plans covering the Company’s executive officers. The Compensation Committee also conducts an annual review of the chief executive officer and approves his annual compensation.

The Compensation Committee has a charter, which is available on the Company’s website at www.ico.com. Under the charter, the purposes of the Compensation Committee are summarized as follows, to:

•	act on behalf of the Board of Directors in fulfilling the Board of Director’s responsibilities to oversee the Company’s compensation policies, plans and programs;

•	review and determine the compensation for the Company’s executive officers and directors;
•	review the Compensation Discussion and Analysis with management and recommend whether the Compensation Discussion and Analysis should be included in the Company’s annual report and/or proxy statement;
•	prepare and review the Compensation Committee report included in the annual proxy statement; and
•	perform such other functions as may be deemed necessary.

The Compensation Committee meets at least one time each year to address various compensation issues and processes and holds such additional meetings as it determines are appropriate. The Compensation Committee reports to the Board of Directors regarding executive compensation matters.

Compensation Consultant

Neither the Company nor the Compensation Committee has any contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. In the future, either the Company or the Compensation Committee may engage or seek the advice of compensation consultants.

Equity Grant Practices

The Company’s grant process authorizes the Company’s Chief Executive Officer to grant options to newly hired employees and consultants who do not directly report to him and are not reporting persons for purposes of Section 16 of the Exchange Act, subject to certain limitations. The option must have an exercise price equal to the closing share price on the date of grant, the number of shares covered by the option are limited based on the position (up to 250,000 shares for an employee who is a senior vice president), and the total number of shares covered by options granted by the Chief Executive Officer cannot exceed 2,000,000 shares unless further approval is obtained from the Board of Directors. In 2007, the Compensation Committee amended this grant process to further enhance the predictability and administrative simplicity of the grant process. Currently, option grants for new hires eligible for an option grant under the grant process are made on the 15th of each month that is on or after their service start date, with an exercise price equal to the fair market value of the Company’s stock on the date of grant. For new hires not subject to the process described above, the Board of Directors (either by itself or through the Compensation Committee) continues to approve the relevant grants, with an exercise price equal to the closing share price on the grant approval date.

Tax Deductibility

Section 162(m) imposes a $1,000,000 limit on the amount that a public company may deduct for compensation paid to the Company’s Chief Executive Officer or any of the Company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation. When a company first becomes publicly held, special transition rules apply to compensation paid pursuant to a compensation plan or agreement that existed during the period in which the company was not publicly held.

Annual Review of Executive Compensation

Each year, the Compensation Committee evaluates each named executive officer’s total compensation, equity holdings and merit history, including management’s recommendations regarding the appropriate compensation for each named executive officer other than the Chief Executive Officer. In making its decisions on each named executive officer’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive officer’s total compensation package, responsibilities, and his or her effectiveness in supporting the Company’s key strategic, operational and financial goals. The Compensation Committee also considers recommendations from the Chief Executive Officer regarding total compensation for those reporting directly to him.

Employment Agreement

The Company has employment agreements with each of its named executive officers that, among other things, provide for a target base salary, subject to adjustment by the Compensation Committee from time to time. Each of the named executive officers serves at the will of the Board of Directors, and the Company may terminate each executive’s employment at any time. However, if the Company terminates the employment of Messrs. Schmitt or Bagley without cause, the Company must pay the executive 30 days’ salary and benefits during that period (or may elect to give 30 days’ notice in the alternative). If the Company terminates Messrs. Bryan, Jorgens or Corkery without cause, the Company must pay continued salary and vesting of options and restricted stock (if applicable) for a period of six months. For additional information about the employment agreements, see “Potential Payments upon Termination or Change-in-Control” below.

Compensation Elements

The Company’s executive compensation program includes the following elements: base salary, annual bonus, and equity incentive compensation (which collectively represent an executive officer’s total direct compensation, as reported below) and other compensation. For 2007, the mix of the total direct compensation elements for each of the named executive officers is as follows:

Percent of Total Direct Compensation

Officer	Base Salary	Annual & Non-Equity Incentive Compensation	Equity and Long-Term Incentive Awards
Mr. Bryan	28.4%	0.0%	71.6%
Mr. Corkery	59.2%	0.0%	40.8%
Mr. Schmitt	61.6%	10.6%	27.8%
Mr. Jorgens	62.1%	0.0%	37.9%
Ms. Alderman	55.6%	0.0%	44.4%
Mr. Bagley	53.0%	13.9%	33.1%

Base Salary

Base salaries for the Company’s named executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. During 2007, the Compensation Committee increased the base salary amounts for calendar year 2007 for the named executive officers by approximately 4%. On February 29, 2008, the Compensation Committee increased the 2008 base salary amounts for Messrs. Bryan, Corkery, Schmitt and Bagley by approximately 4.5% (pro-rated for Mr. Corkery since he joined the Company during 2007). Effective March 31, 2008, Ms. Alderman resigned her position as Executive Vice President, Corporate Development and Strategy and became a consultant for the Company. For additional information regarding Ms. Alderman’s resignation, please see “Potential Payments upon Termination or Change-in-Control, Employment Agreements with Named Executive Officers and Change-in-Control Arrangements” below.

Annual Bonus

The employment agreements for Messrs. Schmitt and Bagley provide that each executive is eligible for a discretionary annual bonus based on a specified percentage of his respective salary (Mr. Schmitt 20% and Mr. Bagley 30%). These awards are intended to compensate the executives for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, and relate generally to strategic factors such as progress towards the furtherance of the Company’s business plan. For Mr. Schmitt, the primary objectives were the timely and accurate filing of financial statements, the elimination of material weaknesses in the Company’s internal controls, and the production of timely and accurate internal budgets and reports. For Mr. Bagley, the primary objectives were the effective negotiation and closing of important agreements, which have included those for the development of technology and infrastructure for the ICO mim offering as well as satellite and in-orbit insurance. In addition, while it is the Company’s current policy not to award bonuses to its most senior executive officers, the Compensation Committee has the authority to award discretionary annual bonuses and to set the terms and conditions of those bonuses. In March 2007, Mr. Schmitt received a bonus of $44,540, representing 20% of his 2006 base salary and Mr. Bagley received a bonus of $79,091, representing 30% of his 2006 base salary. In March 2008, Mr. Schmitt received a bonus of $46,675, representing 20% of his 2007 base salary and Mr. Bagley received a bonus of $90,000, representing 33% of his 2007 base salary.

Equity Incentive Compensation

The Company’s equity incentive compensation program consists of stock options and restricted stock awards. The Company grants equity awards as long-term incentive compensation for its named executive officers. Equity awards allow the executive to acquire and maintain stock ownership in the Company and encourage the executive to remain employed by the Company to satisfy the vesting conditions. The equity awards are granted under the Plan. The Plan permits the grant of options and stock awards.

As of January 1, 2006, the Company records stock-based compensation expense on stock options and restricted stock awards issued to its named executive officers in accordance with Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment (“SFAS 123R”).

In 2007, the Company granted stock options and restricted stock awards to each of its named executive officers in the amounts reported in the “Grants of Plan-Based Awards” table. The stock options require time-based vesting and vest in equal installments over a 4 year period based upon continued employment or service and expire 10 years after the date of grant.

Also in 2007, the Company awarded restricted stock awards to each of its named executive officers in the amounts reported in the “Grants of Plan-Based Awards” table. The restricted stock awards combine performance and time-based conditions to encourage both the meeting of key Company goals in 2008 and retention. The restricted stock awards vest in accordance with specific performance conditions. The performance conditions are: (i) certify to the Federal Communications Commission (“FCC”) that ICO G1 is operational; (ii) demonstrate DVB-SH/GMR through the Company’s alpha trial; (iii) obtain Ancillary Terrestrial Component (“ATC”) authorization from the FCC; and (iv) retain provisional authority in Europe. Different named executive officers have different amounts of restricted stock awards allocated to the various performance conditions depending upon their responsibilities. The percentages allocated to each performance condition for our named executive officers range from 0 – 70%. The portion of restricted stock awards allocated to a particular performance condition vest 50% when that condition is achieved. After the performance condition is achieved, 25% of shares allocated to that condition vest one year after the performance condition is achieved and the remaining 25% of shares allocated to that condition vest two years after the performance condition is achieved, in each case, provided the individual performs continuous services for the Company through the vesting date. The ability to meet each of the performance based conditions expires on December 31, 2008.

Other Compensation

Each named executive officer is eligible to participate in the health, medical and other benefits the Company makes available to all employees. These other benefits include the Company’s matching contribution to an employee’s 401(k) account equal to 12% of the employee’s base salary, subject to Internal Revenue Service limitations. Mr. Jorgens received an amount for tax return preparation and the Company pays the premiums related to his supplemental life insurance and individual disability insurance.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE

Mr. H. Brian Thompson, Chairman
Mr. Barry L. Rowan

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2007 and December 31, 2006, compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at December 31, 2007 and December 31, 2006 (“named executive officers”).

Summary Compensation Table for Fiscal Year 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and NQ Deferred Comp Earnings ($)	All Other Compensation ($)(5)		Total ($)
J. Timothy Bryan, Chief Executive Officer	2007	568,333	—	181,776	1,321,000	—	—	27,000		2,098,109
	2006	550,000	—	336,062	1,172,125	—	—	411,292	(6)	2,469,479
Michael P. Corkery, Executive Vice President, Chief Financial Officer*	2007	39,394	—	8,683	20,719	—	—	3,250		72,046
	2006	—	—	—	—	—	—	—		—
Dennis Schmitt, Senior Vice President – Finance	2007	231,880	44,540	7,622	109,163	—		27,000		420,205
	2006	222,700	40,800	—	141,903	44,880	—	26,400		476,683
Craig Jorgens, President	2007	589,000	—	28,696	352,673	—	—	36,832	(7)	1,007,201
	2006	570,000	—	338,571	452,606	—	—	36,232	(7)	1,397,409
Donna Alderman, Executive Vice President, Corporate Strategy	2007	516,667	—	15,556	417,813	—	—	27,000		977,036
	2006	375,000	—	338,571	377,781	750,000	—	573,233	(8)	2,414,585
David Bagley, Senior Vice President, Corporate Strategy	2007	274,505	79,091	28,433	160,056	—	—	27,000		569,085
	2006	263,638	72,450	—	220,827	—	—	26,400		583,315

*	Mr. Corkery was named Executive Vice President, Chief Financial Officer by the Board of Directors, effective November 19, 2007.
(1)	Amounts reported in the Bonus column reflect discretionary cash bonuses paid in 2007 and 2006, respectively, as described in more detail in the section entitled “Compensation Discussion and Analysis” above.
(2)	Amounts reported in the Stock Awards column reflect the dollar amounts recognized as stock-based compensation expense in 2007 and 2006 for financial accounting purposes related to restricted stock awards granted to each named executive officer in 2007 and in prior years, before reflecting forfeitures, determined in accordance with SFAS 123R. These amounts do not correspond to the actual value that will be recognized by the named executive officers. See Note 8 of Notes to Financial Statements set forth in the Company’s Form 10-K for fiscal year 2007, filed with the SEC on March 28, 2008, for the assumptions used in determining such amounts.
(3)	Amounts reported in the Option Awards column reflect the dollar amounts recognized as stock-based compensation expense for financial accounting purposes, related to stock options granted to each named executive officer in 2007 and in prior years, before reflecting forfeitures, determined in accordance SFAS 123R. These amounts do not correspond to the actual value that will be recognized by the named executive officers. See Note 8 of Notes to Financial Statements set forth in the Company’s Form 10-K for fiscal year 2007, filed with the SEC on March 28, 2008, for the assumptions used in determining such amounts.

(4)	Amounts reported in the Non-Equity Incentive Plan Compensation column represent cash incentive awards paid in 2006. During 2006, Mr. Schmitt received a payment related to filing of the Company’s Form 10 and Ms. Alderman received a payment associated with completion of the ICO North America, Inc. debt financing.
(5)	Amounts reported in the All Other Compensation column include a Company contribution in 2007 and 2006 of $27,000, and $26,400, respectively, to each of the named executive officer’s 401(k) account, as described in more detail in the section entitled “Compensation Discussion and Analysis” above. Mr. Corkery’s contribution in 2007 was pro-rated based on his November 19, 2007 hire date.
(6)	Amount includes moving expenses of $51,751 and taxable relocation expenses of $333,141, which includes taxes paid on behalf of Mr. Bryan in the amount of $115,734.
(7)	Consists of Company paid premiums related to Mr. Jorgen’s supplemental life insurance and individual disability insurance of $1,510 and $6,322, respectively. Also includes $2,000 paid towards Mr. Jorgen’s tax return preparation fees.
(8)	Consists of fees for consulting services and director fees prior to Ms. Alderman becoming an employee of the Company.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2007, certain information regarding grants of plan-based awards to the named executive officers:

Grants of Plan-Based Awards in Fiscal 2007

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Mr. Bryan	10/22/07	—	60,000	60,000	—	200,000	4.46		747,600
Mr. Corkery	11/19/07	—	20,000	20,000	—	325,000	3.79	(5)	738,800
Mr. Schmitt	03/12/07	—	—	—	—	30,000	5.85	(6)	101,400
	10/22/07	—	10,000	10,000	—	30,000	4.46		116,600
Mr. Jorgens	10/22/07	—	40,000	40,000	—	100,000	4.46		418,400
Ms. Alderman	10/22/07	—	25,000	25,000	—	75,000	4.46		291,500
Mr. Bagley	10/22/07	—	35,000	35,000	—	100,000	4.46		396,100

(1)	Amounts represent restricted stock awards issued in 2007 which contain performance and service conditions to encourage the attainment of key performance targets in 2008 and retention of employees. The portion of restricted stock awards allocated to a particular performance condition vest 50% when that condition is achieved. After the performance condition is achieved, 25% of shares allocated to that condition vest one year after the performance condition is achieved and the remaining 25% of shares allocated to that condition vest two years after the performance condition is achieved. The ability to meet each of the performance based conditions expires on December 31, 2008.
(2)	Options listed were granted under the Plan and, unless otherwise indicated, vest over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period.
(3)	Except as noted in footnote (5) and (6) below, the exercise price of each option award granted on October 22, 2007 is based on the closing price of a share of the Company’s Class A common stock on the grant date.
(4)	Amounts reflect the full grant date fair value of stock and option awards that the Company would expense in its financial statements over the award’s vesting schedule. See Note 8 of Notes to Financial Statements set forth in the Company’s Form 10-K for fiscal year 2007 filed with the SEC on March 28, 2008, for the assumptions used in determining such amounts. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that may or will be recognized by the named executive officers.

(5)	Mr. Corkery was granted an option to purchase 325,000 shares with an exercise price of $3.79, the closing share price on November 19, 2007, the date he commenced his employment with the Company.
(6)	Mr. Schmitt was granted an option to purchase 30,000 shares with an exercise price of $5.85, the closing share price on July 14, 2006, the date the performance objective was satisfied. On October 3, 2006, the date of the next board meeting and the date the option was granted, the closing share price was $5.90 per share. This resulted in potentially adverse tax treatment pursuant to Section 409A. To avoid adverse tax treatment, on March 12, 2007, the Company cancelled the option and granted an option with identical terms whose exercise price was above fair market value on the date of grant. The closing price of the Company’s Class A Common Stock on March 12, 2007 was $4.11.

Outstanding Equity Awards

The following table shows for the fiscal year ended December 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

Outstanding Equity Awards at December 31, 2007

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Bryan	1,000,000	1,000,000	(1)	—	4.25	11/14/2015	50,000	(2)	159,000	—	—
	50,000	150,000	(3)	—	5.90	10/3/2016	—		—	—	—
	—	200,000	(5)	—	4.46	10/22/2017	60,000	(4)	190,800	—	—
Mr. Corkery	—	325,000	(6)	—	3.79	11/19/2017	20,000	(4)	63,600	—	—
Mr. Schmitt	90,000	60,000	(7)	—	4.25	11/14/2015	—		—	—	—
	7,500	22,500	(8)	—	5.85	10/3/2016	—		—	—	—
	3,750	11,250	(9)	—	5.90	10/3/2016	—		—	—	—
	—	30,000	(10)	—	4.46	10/22/2017	10,000	(4)	31,800	—	—
Mr. Jorgens	50,000	—		—	10.92	11/27/2011	—		—	—	—
	300,000	200,000	(11)	—	4.25	11/14/2015	—		—	—	—
	34,250	102,750	(12)	—	5.90	10/3/2016	—		—	—	—
	—	100,000	(13)	—	4.46	10/22/2017	40,000	(4)	127,200	—	—
Ms. Alderman	25,000	—		—	10.45	8/9/2010	—		—	—	—
	325,000	325,000	(14)	—	4.25	11/14/2015	—		—	—	—
	12,500	37,500	(15)	—	5.90	10/3/2016	—		—	—	—
	—	75,000	(16)	—	4.46	10/22/2017	25,000	(4)	79,500	—	—
Mr. Bagley	150,000	100,000	(17)	—	4.25	11/14/2015	—		—	—	—
	10,625	31,875	(18)	—	5.90	10/3/2016	—		—	—	—
	—	100,000	(19)	—	4.46	10/22/2017	35,000	(4)	111,300	—	—

(1)	500,000 options are scheduled to vest on each of November 14, 2008 and November 14, 2009.
(2)	50,000 shares are scheduled to vest on July 14, 2008.
(3)	50,000 options are scheduled to vest on each of October 3, 2008, October 3, 2009 and October 3, 2010.
(4)	Restricted stock awards contain performance and service conditions to encourage the attainment of key performance targets in 2008 and retention of employees. The portion of restricted stock awards allocated to a particular performance condition vest 50% when that performance condition is achieved. After the performance condition is achieved, 25% of shares allocated to that performance condition vest one year after the performance condition is achieved and the remaining 25% of shares allocated to that condition vest two years after the performance condition is achieved. The ability to meet each of the performance based conditions expires on December 31, 2008. The percentages allocated to each performance condition for our named executive officers range from 0 – 70%.

(5)	50,000 options are scheduled to vest on each of October 22, 2008, October 22, 2009, October 22, 2010 and October 22, 2011.
(6)	81,250 options are scheduled to vest on each of November 19, 2008, November 19, 2009, November 19, 2010 and November 19, 2011.
(7)	30,000 options are scheduled to vest on each of November 14, 2008 and November 14, 2009.
(8)	7,500 options are scheduled to vest on each of October 3, 2008, October 3, 2009 and October 3, 2010.
(9)	3,750 options are scheduled to vest on each of October 3, 2008, October 3, 2009 and October 3, 2010.
(10)	7,500 options are scheduled to vest on each of October 22, 2008, October 22, 2009, October 22, 2010 and October 22, 2011.
(11)	100,000 options are scheduled to vest on each of November 14, 2008 and November 14, 2009.
(12)	34,250 options are scheduled to vest on each of October 3, 2008, October 3, 2009 and October 3, 2010.
(13)	25,000 options are scheduled to vest on each of October 22, 2008, October 22, 2009, October 22, 2010 and October 22, 2011.
(14)	162,500 options are scheduled to vest on each of November 14, 2008 and November 14, 2009.
(15)	12,500 options are scheduled to vest on each of October 3, 2008, October 3, 2009 and October 3, 2010.
(16)	18,750 options are scheduled to vest on each of October 22, 2008, October 22, 2009, October 22, 2010 and October 22, 2011.
(17)	50,000 options are scheduled to vest on each of November 14, 2008 and November 14, 2009.
(18)	10,625 options are scheduled to vest on each of October 3, 2008, October 3, 2009 and October 3, 2010.
(19)	25,000 options are scheduled to vest on each of October 22, 2008, October 22, 2009, October 22, 2010 and October 22, 2011.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2007, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

Option Exercises and Stock Vested in Fiscal 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Mr. Bryan	__	__	50,000	$168,000
Mr. Corkery	__	__	__	__
Mr. Schmitt	__	__	__	__
Mr. Jorgens	185,000	$336,700	__	__
Ms. Alderman	__	__	__	__
Mr. Bagley	__	__	__	__

(1)	Amounts shown in the Value Realized on Exercise column have been computed by multiplying the number of shares acquired on exercise by the difference between the market value of the underlying shares on the exercise date and the exercise price of the options.
(2)	Amounts shown in the Value Realized on Vesting column have been computed by multiplying the number of shares by the market value of the underlying shares on the vesting date.

Non-Qualified Deferred Compensation

During the fiscal year ended December 31, 2007, the Company did not provide non-qualified deferred compensation benefits for any named executive officer.

Pension Benefits

During the fiscal year ended December 31, 2007, the Company did not provide pension benefits for any named executive officer.

Potential Payments upon Termination or Change-in-Control

Employment Agreements with Named Executive Officers and Change-in-Control Arrangements

The Company entered into an employment letter agreement with J. Timothy Bryan, naming him as the Chief Executive Officer of both the Company and ICO North America, Inc. In 2007, Mr. Bryan received a base salary of $568,333 under the agreement. The agreement provided for the grant of an option to purchase 2,000,000 shares of Class A common stock under the Plan, such option to be inclusive of any options that he would have received for services as a director, and for a grant of 150,000 shares of restricted Class A common stock. Under the agreement, Mr. Bryan’s employment is at-will, and he is subject to termination with or without cause and may leave the Company for any reason. If the Company terminates him without cause (other than following a change-in-control), he is entitled to a lump sum payment of accrued base salary through the date of termination, accrued but unused vacation time and reimbursement of business expenses, and, upon execution of a release of claims, continued salary and vesting of options granted under the Plan and restricted stock for six months, to the extent not superseded by any change-in-control provisions under the Plan. If Mr. Bryan is terminated without cause within six months after a change-in-control of the Company, upon execution of a release of claims, he is entitled to the continuation of his salary then in effect for six months. In case of termination for cause or his resignation, Mr. Bryan would only be entitled to a lump sum payment of accrued base salary through the date of termination, accrued but unused vacation time and reimbursement of business expenses. In addition, in the case of termination for cause, the option granted in connection with the agreement would immediately terminate, notwithstanding any prior vesting. In the event of a change-in-control, Mr. Bryan would be entitled to continuation of his base salary then in effect for six months equal to $284,167 and in the event of Mr. Bryan’s death, the amount payable under his life insurance policy would be $200,000. The agreement obligates Mr. Bryan not to compete following termination of employment for a period equal to the longer of 12 months or the applicable severance period.

The Company has entered into an employment letter agreement with Michael P. Corkery. In 2007, Mr. Corkery received an annualized salary of $325,000 (pro-rated since he joined the Company during the year). Under the agreement, Mr. Corkery’s employment is at-will, and he is subject to termination with or without cause and may leave the Company for any reason. However, if the Company terminates him without cause, he is entitled to a lump sum payment of accrued base salary through the date of termination, accrued but unused vacation time, and reimbursement of reasonable business expenses, and, upon execution of a release of claims, continued salary, benefits and vesting of options granted under the Plan for six months. Additionally, the Company will accelerate and immediately vest all options and restricted stock awards which would have vested during the six months after termination. In case of termination for cause or his resignation, Mr. Corkery would only be entitled to a lump sum payment of accrued base salary through the date of termination, the value of accrued but unused vacation time, and reimbursement of reasonable business expenses. In the event of a change-in-control, Mr. Corkery would be entitled to continuation of his base salary then in effect for six months equal to $162,500 and in the event of Mr. Corkery’s death, the amounts payable under his life insurance policy would be $200,000. Mr. Corkery is obligated not to compete following termination of employment for a period equal to six months.

The Company has entered into an employment letter agreement with Craig Jorgens. In 2007, Mr. Jorgens received a base salary of $589,000. Under the agreement, Mr. Jorgens’ employment is at-will, and he is subject to termination with or without cause and may leave the Company for any reason. However, if the Company terminates him without cause, he is entitled to a lump sum payment of accrued unpaid base salary, accrued but unused vacation time, and reimbursement of reasonable business expenses, and, upon execution of a release of claims, continued salary, benefits and vesting of options granted under the Plan for six months, to the extent not superseded by any change of control provisions under the Plan. In case of termination for cause or his resignation, Mr. Jorgens would only be entitled to a lump sum payment of accrued base salary and benefits through the date of termination, the value of accrued but unused vacation time and unpaid reasonable business expenses. In the event of a change-in-control, Mr. Jorgens would be entitled to continuation of his base salary then in effect for six months equal to $294,500 and in the event of Mr. Jorgens’ death, the amounts payable under his life insurance policy would be $200,000. Mr. Jorgens is obligated not to compete following termination of employment for a period equal to six months.

The Company entered into an employment agreement with Donna P. Alderman pursuant to which Ms. Alderman received a base salary of $516,667. Ms. Alderman’s employment was at-will. On March 4, 2008, the Company and Ms. Alderman entered into a Separation Agreement (“Separation Agreement”). Pursuant to the Separation Agreement, Ms. Alderman resigned in her capacity as Executive Vice President, Corporate Development and Strategy of the Company effective March 31, 2008, and was engaged to serve as a consultant to the Company effective as of April 1, 2008. Ms. Alderman’s Employment Letter Agreement with the Company dated April 16, 2006, is terminated effective March 31, 2008. Pursuant to the Separation Agreement, Ms. Alderman will no longer participate in the Company’s benefit plans, but stock options and restricted stock awards will continue vesting in accordance with the original vesting schedules for so long as she continues to serve the Company as a consultant (with the exception of an option for 150,000 shares granted on November 14, 2005 for Ms. Alderman’s service as a director of the Company, which shall continue to vest so long as she serves as a director). The Separation Agreement also contains covenants relating to non-competition, non-disparagement and confidentiality. In conjunction with executing the Separation Agreement, the Company and Ms. Alderman entered into a Consulting Agreement, effective April 1, 2008. Pursuant to the terms of the Consulting Agreement, Ms. Alderman will receive compensation equal to $45,953 per month for the term of the Consulting Agreement, which terminates on December 31, 2008, unless terminated earlier pursuant to its terms, and will work for the Company on a full-time basis as directed by the Company’s Chief Executive Officer.

David Bagley and Dennis Schmitt have entered into executive employment agreements. In 2007, Mr. Bagley received a base salary of $274,505 and Mr. Schmitt received a base salary of $231,880. The agreements entitle them to an annual base salary and a discretionary bonus in the target amount of 30% of base salary for the applicable calendar year, for Mr. Bagley, and 20% of base salary for the applicable calendar year, for Mr. Schmitt. Each person’s actual bonus compensation may be more or less than the target amount. Either the Company or the individual may terminate the agreement for any reason with 30 days’ written notice or, in lieu of notice, the Company may pay the individual one month’s base salary, plus any accrued benefits and bonuses. The Company may also terminate for “cause” without notice, in which case the individual will not be entitled to any further compensation, including unpaid bonuses or benefits, other than his accrued salary, unused vacation time and reimbursement of expenses. In the event of a change-in-control, Mr. Bagley and Mr. Schmitt would be entitled to receive payments equal to one month of their respective base salaries equal to $22,875 and $19,323, respectively, and in the event of the death of either Mr. Bagley or Mr. Schmitt, the amounts payable would be $483,000 and $467,000, respectively.

2000 Stock Incentive Plan, as Amended and Restated Effective June 15, 2007

Under the terms of the 2000 Stock Incentive Plan as Amended and Restated effective June 15, 2007, in the event of a Corporate Transaction (as defined in the Plan), the Awards will either automatically become vested and exercisable for a limited period of time, or, depending on the type of Corporate Transaction, will do so if the Awards are not assumed or substituted by a corporate successor.

The following tables summarize the compensation and benefits each named executive officer would have been entitled to receive under their employment or severance agreements and the terms of the perquisites if their employment with ICO had terminated as of December 31, 2007. The tables do not include amounts payable under the non-qualified deferred compensation plan, the 401(k) plan, or the employee benefit plans in which associates are eligible to participate on a non-discriminatory basis (e.g., stock purchase plan, group health, group term life, accidental death and disability and long-term disability).

Mr. Bryan:

Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change- in-Control		Death
Compensation:
Base salary	$—	$284,167	(1)	$—	$284,167	(2)	$—
Stock option vesting	—	—		—	—		—
Restricted stock vesting	—	—		—	349,800	(3)	—
Benefits and Perquisites:
Life insurance proceeds	—	—		—	—		200,000
Accrued vacation pay	24,628	24,628		24,628	—		24,628
Total:	$24,628	$308,795		$24,628	$633,967		$224,628

(1)	If Mr. Bryan is terminated without cause, for reasons other than change-in-control of the Company, upon execution of a release of claims, he is entitled to continuation of his base salary then in effect for a period of six months.
(2)	Pursuant to his employment agreement, if Mr. Bryan is terminated without cause within six months after a change-in-control of the Company, upon execution of a release of claims, he is entitled to the continuation of his salary then in effect for six months.
(3)	Amount represents the fair market value of the underlying common stock as of December 31, 2007, multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

Mr. Corkery:

Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change- in-Control		Death
Compensation:
Base salary	$—	$162,500	(1)	$—	$162,500	(1)	—
Stock option vesting	—	—		—	—		—
Restricted stock vesting	—	—		—	63,600	(2)	—
Benefits and Perquisites:
Life insurance proceeds	—	—		—	—		$200,000
Accrued vacation pay	3,160	3,160		3,160	3,160		3,160
Total:	$3,160	$165,660		$3,160	$229,260		$203,160

(1)	If Mr. Corkery is terminated without cause, upon execution of a release of claims, he is entitled to continuation of his base salary then in effect for a period of six months.
(2)	Amount represents the fair market value of the underlying common stock as of December 31, 2007, multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

Mr. Schmitt:

Executive Benefit and Payments Upon Termination	Voluntary Termination		Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change- in-Control		Death
Compensation:
Base salary	$19,323	(1)	$19,323	(1)	$—	$19,323	(1)	$—
Short-term incentive(2)	46,376		46,376		—	46,376		46,376
Stock option vesting	—		—		—	—		—
Restricted stock vesting	—		—		—	31,800	(3)	—
Benefits and Perquisites:
Life insurance proceeds	—		—		—	—		467,000
Accrued vacation pay	22,770		22,770		22,770	22,770		22,770
Total:	$88,469		$88,469		$22,770	$120,269		$536,146

(1)	Pursuant to his employment agreement, either the Company or Mr. Schmitt may elect to terminate his employment, upon thirty days written notice. In lieu of notice or upon receipt of notice of resignation, the Company may elect to terminate employment immediately, and pay Mr. Schmitt one month’s base salary.
(2)	Pursuant to his employment agreement, if Mr. Schmitt voluntarily terminates his employment with the Company, or is terminated by the Company for any reason other than “for cause,” his discretionary 20% bonus shall be adjusted to reflect his aggregate base salary paid for the portion of the year he was employed by the Company, and such discretionary bonus, if any, shall be paid within thirty days following the date of termination. If Mr. Schmitt is terminated “for cause,” he would be ineligible for a bonus.
(3)	Amount represents the fair market value of the underlying common stock as of December 31, 2007, multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

Mr. Jorgens:

Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change- in-Control		Death
Compensation:
Base salary	$—	$294,500	(1)	$—	$294,500	(1)	$—
Stock option vesting	—	—		—	—		—
Restricted stock vesting	—	—		—	127,200	(2)	—
Benefits and Perquisites:
Life insurance proceeds	—	—		—	—		200,000
Accrued vacation pay	45,695	45,695		45,695	45,695		45,695
Total:	$45,695	$340,195		$45,695	$467,395		$245,695

(1)	Pursuant to his employment agreement, if Mr. Jorgens is terminated without cause, upon execution of a release of claims, he is entitled to continuation of his base salary then in effect for a period of six months.
(2)	Amount represents the fair market value of the underlying common stock as of December 31, 2007, multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

Ms. Alderman:

Executive Benefit and Payments Upon Termination	Voluntary Termination	Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change- in-Control		Death
Compensation:
Base salary	$—	$258,334	(1)	$—	$258,334	(1)	$—
Stock option vesting	—	—		—	—		—
Restricted stock vesting	—	—		—	79,500	(2)	—
Benefits and Perquisites:
Life insurance proceeds	—	—		—	—		200,000
Accrued vacation pay	49,840	49,840		49,840	49,840		49,840
Total:	$49,840	$308,174		$49,840	$387,674		$249,840

(1)	Pursuant to her employment agreement, prior to its termination, if Ms. Alderman had been terminated without cause, upon execution of a release of claims, she would have been entitled to continuation of her base salary then in effect for a period of six months.
(2)	Amount represents the fair market value of the underlying common stock as of December 31, 2007, multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

Mr. Bagley:

Executive Benefit and Payments Upon Termination	Voluntary Termination		Involuntary (Not for Cause or Constructive) Termination		For Cause Termination	Change- in-Control		Death
Compensation:
Base salary	$22,875	(1)	$22,875	(1)	$—	$22,875	(1)	$—
Short-term incentive(2)	82,352		82,352		—	82,352		82,352
Stock option vesting	—		—		—	—		—
Restricted stock vesting	—		—		—	111,300	(3)	—
Benefits and Perquisites:
Life insurance proceeds	—		—		—	—		483,000
Accrued vacation pay	14,006		14,006		14,006	14,006		14,006
Total:	$119,233		$119,233		$14,006	$230,533		$579,358

(1)	Pursuant to his employment agreement, either the Company or Mr. Bagley may elect to terminate his employment, upon thirty days written notice. In lieu of notice or upon receipt of notice of resignation, the Company may elect to terminate employment immediately, and pay Mr. Bagley one month’s base salary.
(2)	Pursuant to his employment agreement, if Mr. Bagley voluntarily terminates his employment with the Company, or is terminated by the Company for any reason other than “for cause,” his discretionary 30% bonus shall be adjusted to reflect his aggregate base salary paid for the portion of the year he was employed by the Company, and such discretionary bonus, if any, shall be paid within thirty days following the date of termination. If Mr. Bagley is terminated “for cause,” he would be ineligible for a bonus.
(3)	Amount represents the fair market value of the underlying common stock as of December 31, 2007, multiplied by the number of accelerated shares (assuming the shares accelerate under the terms of the Plan).

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2007 certain information with respect to the compensation of all non-employee directors of the Company:

Director Compensation For Fiscal 2007

Name	Fees Earned or Paid in Cash(1)		Stock Awards	Option Awards(2)(3)(4)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Craig O. McCaw	—		—	$113,231		—	—	—		$113,231
Samuel L. Ginn	$30,000		—	$201,065	(5)	—	—	—		$231,065
Barry L. Rowan	$30,000		—	$172,135	(6)	—	—	—		$202,135
R. Gerard Salemme	—		—	$395,631	(7)	—	—	$162,500	(7)	$558,131
H. Brian Thompson	$20,000		—	$67,506	(8)	—	—	—		$87,506
David Wasserman	$30,000	(9)	—	$113,321	(10)	—	—	—		$143,321
Benjamin G. Wolff	—		—	$45,431		—	—	—		$45,431

(1)	Amounts represent annual service cash payments to independent directors in the amount of $30,000 for a full year of service on the Board of Directors in accordance with the Company’s Board Compensation Policy. Mr. Thompson was elected during 2007 and received a pro-rata percentage of the annual service amount. All service cash payments were paid in quarterly installments in arrears.
(2)	Amounts represent the dollar amounts recognized as stock-based compensation expense in 2007 for financial accounting purposes, related to stock options granted to each director in 2007 and in prior years, before reflecting forfeitures, determined in accordance SFAS 123R. These amounts do not correspond to the actual value that will be recognized by the named executive officers. See Note 8 of Notes to Financial Statements set forth in the Company’s Form 10-K for fiscal year 2007, filed with the SEC on March 28, 2008, for the assumptions used in determining such amounts.
(3)	Each of the directors named above was granted a non-qualified stock option on October 1, 2007 to purchase 30,000 shares of Class A common stock with an exercise price of $3.50 per share (which is equal to the closing market price of the Company’s common stock on the date of grant) under the Plan. Each option has a term of 10 years and vests over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter. The grant date fair value of each option grant, determined in accordance with SFAS 123R, was $56,100. Additional option grants made to certain directors in 2007 are discussed in detail below.
(4)	The following table sets forth the aggregate number of option awards held by each director as of December 31, 2007:

Name	Aggregate Number of Option Awards
Craig O. McCaw	210,000
Samuel L. Ginn	310,000
Barry L. Rowan	285,000
R. Gerard Salemme	700,000	(7)
H. Brian Thompson	230,000
David Wasserman	210,000	(10)
Benjamin G. Wolff	90,000

(5)	Mr. Ginn joined the Audit Committee in August 2007. As a member of the Audit Committee, Mr. Ginn was granted a non-qualified stock option on August 23, 2007 to purchase 50,000 shares of Class A common stock with an exercise price of $3.16 per share (which is equal to the closing market price of the Company’s Class A common stock on the date of grant) under the Plan. This option has a term of 10 years and vests over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter. The grant date fair value of this option grant, determined in accordance with SFAS 123R, was $80,000.
(6)	As a member of the Compensation Committee, Mr. Rowan was granted a non-qualified stock option on March 12, 2007 to purchase 25,000 shares of Class A common stock with an exercise price of $4.11 per share (which is equal to the closing market price of the Company’s Class A common stock on the date of grant) under the Plan. This option has a term of 10 years and vests over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter. The grant date fair value of this option grant, determined in accordance with SFAS 123R, was $46,250.
(7)	Mr. Salemme earned $162,500 for consulting services provided to the Company in 2007, of which $41,250 was paid in 2008. The aggregate number of options awarded to Mr. Salemme includes 520,000 option awards granted to Mr. Salemme for consulting services provided to the Company.
(8)	Mr. Thompson joined the Board of Directors in May 2007. As a new director, Mr. Thompson was granted a non-qualified stock option on May 1, 2007 to purchase 100,000 shares of Class A common stock with an exercise price of $4.22 per share (which is equal to the closing market price of the Company’s Class A common stock on the date of grant) under the Plan. Additionally, on May 1, 2007, Mr. Thompson was granted options to purchase 50,000, 25,000 and 25,000 shares of the Company’s Class A common stock each with an exercise price of $4.22 per share (which is equal to the closing market price of the Company’s Class A common stock on the date of grant) under the Plan, for his appointments to the Audit Committee, Compensation Committee and as Chairman of the Compensation Committee, respectively. These options each have a term of 10 years and vest over four years from the date of grant, with 25% vesting in equal increments at the end of each annual period thereafter. The grant date aggregate fair value of these option grants, determined in accordance with SFAS 123R, was $384,000.
(9)	Represents fees paid to Clayton, Dubilier & Rice, Inc. in connection with Mr. Wasserman’s service on the Board of Directors.
(10)	Represents options granted to Clayton, Dubilier & Rice, Inc. in connection with Mr. Wasserman’s service on the Board of Directors.

Director Equity Compensation

Pursuant to the Company’s Board Compensation Policy in effect at December 31, 2007, members of the Board of Directors who are not employees receive an initial service option grant to purchase 100,000 shares of Class A common stock at the current fair market value price at the time they are elected to the Board of Directors. The initial service options will become 25% vested following each full year of service as a board member, beginning with the date the options are granted, with the effect that the initial service options become fully vested following four years of service. On October 1 of each year, each non-employee director is automatically granted an annual service option grant to purchase 30,000 shares of Class A common stock at the current fair market value price on the date of grant. The annual service option grants will become 25% vested following each year of service on the Board of Directors, beginning as of the date of grant and continuing through the following September 30, with the effect that the annual service options become fully vested and exercisable after four years of service on the board.

Additionally, non-employee members of the Board of Directors who serve on the Audit Committee and Strategy Committee of the Board of Directors receive options to purchase 50,000 shares of Class A common stock at the current fair market value price, granted on the date of appointment to such committee. The member of the Audit Committee who serves as chairman receives a grant to purchase an additional 50,000 shares of Class A common stock on the date appointed as chairman of the Audit Committee. All committee option grants become 25% vested following each year of service on the committee, following the date of appointment, with the effect that the committee service option grants become fully vested after four years of service on the committee, or as chairman of the Audit Committee, as applicable.

Currently, non-employee members of the Board of Directors who serve on the Compensation Committee of the Board of Directors receive options to purchase 25,000 shares of Class A common stock at the current fair market value price, granted on the date of appointment to such committee. The member of the Compensation Committee who serves as chairman receives a grant to purchase an additional 25,000 shares of Class A common stock on the date appointed as chairman of the Compensation Committee. Compensation Committee option grants become 25% vested following each year of service on the committee, following the date of appointment, with the effect that the committee service option grants become fully vested after four years of service on the committee, or as chairman of the Compensation Committee, as applicable.

Generally, all stock options granted under our Plan have a term of 10 years. Pursuant to the terms of the Plan, stock options will accelerate following a change-in-control, for some transactions, only if they are not assumed or substituted by the successor company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy and Procedures

The Company has not adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” The Audit Committee approves any transaction between the Company and a related person. A related person is any executive officer or director or nominee for executive officer or director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Certain Related-Person Transactions

Eagle River Investments, Eagle River, Inc. and ERSH

ERSH is the Company’s controlling stockholder with an economic interest of approximately 32.8% and a voting interest of approximately 68.1%. This economic interest includes one million shares of the Company’s restricted Class A common stock granted to Eagle River Investments as a stock dividend in November 2005. Eagle River Investments subsequently assigned its shares of the Company’s stock to its affiliate, ERSH.

The Company has an agreement with Eagle River, Inc. to provide advisory services to the Company. This agreement has an annual fee of $500,000 and is payable in quarterly installments in stock or cash, at the Company’s option. To date, the Company has elected to make all payments in Class A common stock and has issued 225,322 shares as consideration. As of December 31, 2007, the Company owed Eagle River, Inc. approximately $42,000 pursuant to the advisory services agreement, which is included in accrued expenses on the Company’s consolidated balance sheet.

The Company also has a month-to-month agreement with Eagle River, Inc. to provide office space and administrative support to the Company in Kirkland, Washington. Total payments made to Eagle River, Inc. under this agreement were $62,000, $57,000 and $116,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

The Company entered into a loan agreement with Eagle River Investments in 2002, which was subsequently transferred to ERSH. In connection with this loan agreement, the Company issued warrants to ERSH to purchase an aggregate of three million shares of its Class A common stock at a weighted average exercise price of $0.01 per share. On December 11, 2007, the Company entered into an amendment to extend by two years the Registration Rights Agreement between the Company and ERSH dated as of December 12, 2002, which otherwise would have expired on December 12, 2007. The Registration Rights Agreement applies to three million shares of the Company’s Class A Common Stock that ERSH has the right to acquire pursuant to a Warrant Agreement, dated December 12, 2002. All such warrants remain outstanding at December 31, 2007 and are exercisable through December 12, 2012.

Davis Wright Tremaine

An officer of Eagle River, Inc., who is also a board member of the Company, is the spouse of a partner at the law firm Davis Wright Tremaine which provides the Company with ongoing legal services. Total payments made to Davis Wright Tremaine were $265,000 for the year ended December 31, 2007. Total payments made from April 2004, the date of appointment as a principal of Eagle River, Inc., to December 31, 2007, were approximately $4 million.

Clearwire Corporation

ERSH, the Company’s controlling stockholder, is also a significant stockholder of Clearwire Corporation (“Clearwire”). The Company has a month-to-month agreement with Clearwire to provide office space for certain of its regulatory personnel in Washington, DC. Total payments made to Clearwire under this agreement for the years ended December 31, 2007 and 2006 were $60,000 and $72,000, respectively.

The Company also has an agreement with Clearwire to explore ways to collaborate on offering Clearwire’s broadband Internet offering in conjunction with the Company’s ICO mim service, and building out a terrestrial network.

Indemnification Agreements

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Under an indemnification agreement between the Company and Eagle River Investments, LLC, we are required to indemnify, defend, and hold harmless Eagle River Investments, LLC, its affiliates, and their respective members, directors, officers, agents, employees and controlling persons against claims, liabilities, losses, damages and fees and expenses incurred resulting from, or in connection with, the fact that such entity or person is or was a shareholder, director, officer, or employee of the Company or any of its subsidiaries, or based on an alleged breach of his or her fiduciary duty as a director or officer of the Company or any of its subsidiaries. The indemnification obligation is subject to certain exceptions, including losses and damages incurred through certain violations of the U.S. securities laws and damages caused by acts that a court determines to be a breach of fiduciary duties, gross negligence, or willful misconduct. We agreed to advance reasonable costs and expenses incurred for defending any claim upon receipt of an undertaking to repay the advanced amounts if it is ultimately determined the indemnitee was not entitled to indemnification under the agreement.

Under an indemnification agreement with Cascade Investment, we are similarly required to indemnify Cascade Investment, its affiliates (including Mente), and their respective members, directors, officers, agents, employees and controlling persons.

We are also a party to an indemnification agreement with CDR-Satco, Clayton, Dubilier & Rice, Inc. (“CD&R”) and The Clayton, Dubilier & Rice Fund VI Limited Partnership, which obligates us to indemnify, defend, and hold harmless each of those entities and their respective directors, officers, partners, members, employees, agents and controlling persons under the same general terms as the indemnification agreement with Eagle River Investments, LLC, other than the addition of an obligation to indemnify for any claims arising out of or based upon the provision by CD&R of any consulting services (except to the extent a court finds that any of the indemnitees acted with gross negligence or intentional misconduct).

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ICO’s stockholders will be “householding” our proxy materials. A single annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, please notify your broker. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. Direct your written request to ICO, 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190, Attn: General Counsel or contact John Flynn at (703) 964-1400. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John L. Flynn
Secretary

April 25, 2008

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 is available without charge upon written request to: Corporate Secretary, ICO Global Communications (Holdings) Limited, 11700 Plaza America Drive, Suite 1010, Reston, Virginia 20190.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

The undersigned hereby appoints J. Timothy Bryan and John L. Flynn, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of ICO Global Communications (Holdings) Limited Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2008 Annual Meeting of Stockholders of the Company to be held June 6, 2008 and/or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

ˆ FOLD AND DETACH HERE ˆ

You can now access your ICO Global Communications (Holdings) Limited account online.

Access your ICO Global Communications (Holdings) Limited
stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for ICO Global Communications (Holdings) Limited now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am – 7pm Monday – Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE
VOTED “FOR” THE PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE		☐
The Board of Director recommends a vote FOR Items 1 and 2.
		FOR	WITHHELD FOR ALL
Item 1 — Election of Directors Nominees:
01 Craig O. McCaw	05 Barry L. Rowan	☐	☐
02 J. Timothy Bryan	06 R. Gerard Salemme
03 Donna P. Alderman	07 H. Brian Thompson
04 Samuel L. Ginn	08 David Wasserman
09 Benjamin G. Wolff
Withheld for the nominees you list below: (Write each nominee’s name in the space provided below.)

Item 2 — Ratification of Selection of Independent		FOR	AGAINST	ABSTAIN
Registered Public Accounting Firm		☐	☐	☐
WILL ATTEND
If you plan to attend the annual meeting, please mark the WILL ATTEND box		☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

ˆ FOLD AND DETACH HERE ˆ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the June 6, 2008 annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/icog

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at
http://bnymellon.mobular.net/bnymellon/icog